FIRST AMENDMENT TO
LOAN AND SECURITY AGREEMENT

This First Amendment To Loan and Security Agreement, dated as of March 31, 2005 is entered into by and between Westernbank Puerto Rico, a Puerto Rico Banking corporation (“Lender”) and Inyx, Inc., a Nevada corporation and Inyx USA Ltd. and Isle of Man corporation(“Borrowers”).

RECITALS

1. Lender and Borrowers executed a Loan And Security Agreement, dated as of March 31, 2005(the “Loan Agreement”).

2. Lender and Borrowers wish to amend the Loan Agreement as provided herein.

NOW THEREFOR, in consideration of the premises and for other good and valuable consideration, receipt of which is acknowledged the parties hereto agree as follows:

1. Term Loans. Section 2.3(f) of the Loan Agreement is amended to read as follows:

(f) (i) Borrower may make “Voluntary Prepayments” of up to $9,300,000 of the Term Loans not more often than quarterly, in integral multiples of $100,000, without premium or penalty but only under the following terms and conditions:

(A) as of both the date of notice of intent to make such Voluntary Prepayment and the date of making of such prepayment and after giving effect thereto, no Event of Default or act, condition or event which with the giving of notice or passage of time or both would constitute an Event of Default shall exist or have occurred, including a failure to comply with any of the provisions of Section 9.14, 9.16, 9.15 or 9.17 hereof,

(B) as of both the date of notice of intent to make such Voluntary Prepayment and the date of making of such prepayment and after giving effect thereto, Borrower shall be Solvent;

(C) Borrower shall have given Lender at least ten (10) Business Days prior written notice of its intent to make the Voluntary Prepayment, stating the amount of such Voluntary Prepayment and the date on which such Voluntary Prepayment is to be made;
(D) As long as any portion of Term loan D is outstanding all mandatory prepayments required to be made in respect of Term Loan D, pursuant to Section 2.3(d) hereof, shall have been made; and

(E) As long as any portion of Term loan D is outstanding the amount of all Voluntary Prepayments made in any twelve (12) month rolling period may not exceed twenty five percent(25%) of Borrowers’ Excess Cash Flow for such twelve (12) month rolling period and after Term Loan D shall have been paid in full the amount of all Voluntary Prepayments made in any twelve (12) month rolling period may not exceed fifty percent (50%) of Borrowers’ Excess Cash Flow for such twelve (12) month rolling period.

(ii) Borrower may make Voluntary Prepayment in excess of $9,300,000, not more often than quarterly, in integral multiples of $100,000; but only under the same terms and conditions specified in Section 2.3(f)(i)(A) through(E) hereof; provided that, all such Voluntary Prepayments shall be subject to the early termination fees specified in Section 3.8 hereof.

(iii) All Voluntary Prepayments shall be applied to those of the Term Loans as determined by Lender and to payments falling due in inverse order of maturity.

2. Restricted Junior Payments. Section 9.19 of the Loan Agreement is amended to read as follows:

9.19 Restricted Junior Payments. (a) Borrower shall not, directly or indirectly, make, or agree to make, any Restricted Junior Payment.

3. Full Force and Effect. Except to the extent specifically amended herein, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Loan Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed.

4. Meaning of Certain Terms. Capitalized terms used herein that are defined in the Loan Agreement and not otherwise defined herein shall have the respective meanings prescribed in the Loan Agreement.

IN WITNESS WHEREOF the parties have caused this First Amendment to Loan and Security Agreement to be executed at San Juan, Puerto Rico as of the date first above written, by officers thereunto duly authorized.

Westernbank Puerto Rico

Date:	By:	/s/ Miguel Vazquez
Miguel Vazquez, President, Business Credit Division

Attest:	Inyx, Inc.

Rima Goldshmidt	By:	/s/ Jack Kachkar
Secretary		Jack Kachkar
(Seal)		Chairman of the Board And Chief Executive Officer

Attest:	Inyx USA, Ltd.

Rima Goldshmidt	By:	/s/ Jack Kachkar
Secretary		Jack Kachkar
(Seal)		Director

CODE: FIRST AMEND-L&S.AGR-1